UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

 Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVAV	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders of AeroVironment, Inc. (the “Company”) was held on September 27, 2019, at 9:00 a.m., Pacific Time, at the Company’s offices at 994 Innovators Way, Simi Valley, CA 93065. A brief description of matters voted upon at the meeting and the final voting results are set forth below:

Proposal 1 — Election of Directors

The Company’s stockholders elected the three persons nominated by the Board of Directors as Class I directors for a three-year term as follows:

Number of Shares

Name of Director	For	Withheld	Broker Non-Votes
Charles Thomas Burbage	16,244,497	420,216	2,805,538
Charles R. Holland	14,252,547	2,412,166	2,805,538
Edward R. Muller	16,576,790	87,923	2,805,538

Each of the above directors shall serve for a term of three years and until his successor has been duly elected and qualified.

Proposal 2 — Ratification of Company’s Independent Auditors

The Audit Committee selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2020. The Company’s stockholders ratified the selection of Deloitte & Touche LLP as follows:

Number of Shares

For	Against	Abstain
19,326,553	108,077	35,621

Proposal 3 — Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the proxy statement, by the following vote:

Number of Shares

For	Against	Abstain	Broker Non-Votes
16,410,122	199,490	55,101	2,805,538

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 3, 2019	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer

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